Exhibit (a)(1)(J)
MKS INSTRUMENTS, INC.
FORM OF E-MAIL REGARDING TIME OF CONFERENCE CALL ON DAY THE EXCHANGE OFFER EXPIRES

To:	Eligible Employees

Date:

Subject:	Conference Call August 28, 2009 at 5:30 p.m., Eastern Time — Regarding MKS Instruments Offer to Exchange Certain Stock Options for Restricted Stock Units
     Shortly after 4:00 p.m., Eastern Time, on August 28, 2009, we will distribute by e-mail (or other method) to all eligible employees the exact ratios to be used in the exchange offer.
     At 5:30 p.m., Eastern Time, on August 28, 2009, we will host a conference call for all eligible employees both as a further means of disclosing the final exchange ratios and to answer any remaining questions that you may have regarding the exchange offer.
     Below is the dial in information for the conference call:
•	the domestic dial in number for the conference call is (888) 839-0965;

•	the international dial in for the conference call is (617) 597-4110; and

•	the participant code for the conference call is 6325 2831.